 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2014

ARC Group Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah

(State or other jurisdiction of incorporation)

001-33400 (Commission File Number)	87-0454148 (IRS Employer Identification No.)

810 Flightline Blvd. Deland, FL	32724
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   386-736-4890

N/A

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 0240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant

(a) Previous independent registered public accounting firm

On April 10, 2014, the Audit Committee of the Board of Directors of ARC Group Worldwide, Inc. (the “Company”), notified Hein & Associates LLP (“Hein”) that it was dismissing Hein as its independent registered public accounting firm effective immediately.

Hein’s report dated October 3, 2013 on the Company’s consolidated financial statements for the fiscal year ended June 30, 2013 did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.

During the audit of the Company’s June 30, 2013 financial statements, Hein & Associates LLP communicated the following deficiency in internal control over financial reporting which was considered to be a material weakness:

•	The Company did not have adequately designed controls in place with regard to external SEC reporting compliance because its accountants and management did not have sufficient training and available resources, such as online disclosure checklists and external resources in financial reporting and SEC reporting matters.

Despite the material weakness, we believe that the consolidated financial statements included in the Annual Report on Form 10-K for the year ended June 30, 2013 present, in all material respects, our financial position, results of operations, changes in stockholders’ equity, and cash flows for the periods presented in conformity with U.S. generally accepted accounting principles.

During the fiscal years ended June 30, 2013 and 2012 and through April 10, 2014, there have been no:

(i)	disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years; or

(ii)	Other than the material weakness communication above, there were no other “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Hein with a copy of this Form 8-K, and has requested that Hein furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter, dated April 16, 2014, indicating that Hein is in agreement with such disclosures, is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent registered public accounting firm

On April 10, 2014, the Audit Committee of the Board of Directors of the Company engaged Grant Thornton LLP (“Grant”) as the Company's independent registered public accountant effective immediately. In deciding to select Grant, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Grant and concluded that Grant has no commercial relationship with the Company that would impair its independence for the fiscal year ended June 30, 2014. During the Company's two most recent fiscal years and the subsequent interim periods through April 10, 2014, the Company did not consult Grant with respect to any of the matters or events listed in Regulation S-K Item 304(a)(2).

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Item. 9.01	Exhibits

(d)	The following exhibits are filed with this report:

Exhibit Number	Description

16.1	Letter from Hein & Associates LLP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Group Worldwide, Inc.

Date: April 16, 2014	By:	/s/ Drew M. Kelley
Name: Drew M. Kelley
Title: Chief Financial Officer

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